EXHIBIT 4.1
                                                                    -----------


                                 AMENDMENT NO. 3
                  TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

        This Amendment No. 3 (this "Amendment"), dated as of January 21, 2000, to the Note Purchase and Private Shelf Agreement dated as of July 10, 1996 (the "Original Agreement") is entered into between TBC Corporation (the "Company") and The Prudential Insurance Company of America ("Prudential").

                                    RECITALS

        WHEREAS, Prudential and the Company are parties to the Original
Agreement;

        WHEREAS, the Original Agreement has been amended by Amendment No. 1 ("Amendment No. 1"), dated as of September 20, 1996, and by Letter Amendment No. 2 to Note Purchase and Private Shelf
Agreement, dated October 28, 1998 (the Original Agreement, as so amended, being referred to as the "Existing Agreement");

        WHEREAS, the Company desires to enter into a Credit Agreement, (as in effect on the date hereof (except as otherwise specified herein), the "New Credit Agreement") to be dated on or about January 21, 2000, among the Company, First Tennessee Bank National Association, as Administrative Agent, and the lenders party thereto;

        WHEREAS, the Company has requested that Prudential agree to amend various provisions of the Existing Agreement to enable the Company to enter into the New Credit Agreement and Prudential is willing to do so on the terms and conditions (including, without limitation, the amendments to the Existing Agreement) set forth in this Amendment (the Existing Agreement, as amended by this Amendment, is referred to as the "Agreement"); and

        WHEREAS, terms used and not defined herein have the respective meanings ascribed thereto in the Agreement;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

                                         AGREEMENT

    1.       Amendments to Existing Agreement.         The Existing Agreement
is hereby amended as follows:



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                  (a)      Change in Control.     A new paragraph 4H is added to
                           the Existing Agreement to read as follows:

                       4H.          Change in Control Prepayment.

                 (i) Notice of Change in Control or Control Event. The Company will, within three Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event (including a description of the terms thereof in sufficient detail to enable a holder of Notes to evaluate the merits thereof) to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to paragraph 4H(ii). If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in paragraph 4H(iii) and shall be accompanied by the certificate described in paragraph 4H(vii).

                 (ii) Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless

                            (A) at least 30 days  prior to such  action it shall
                 have given to each holder of Notes written notice (including a description of the terms of such Change in Control in sufficient detail to enable a holder of Notes to evaluate the merits thereof) containing and constituting an offer to prepay Notes as described in paragraph 4H(iii), accompanied by the certificate described in paragraph 4H(vii), and

                            (B)    contemporaneously    with   consummating   or
                 finalizing the Change in Control, it prepays all Notes required to be prepaid in accordance with this paragraph 4H.

                 (iii) Offer to Prepay Notes. The offer to prepay Notes contemplated by paragraph 4H(i) and paragraph 4H(ii) shall be an offer to prepay, in accordance with and subject to this paragraph 4H, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by paragraph 4H(i), such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the

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Proposed  Prepayment  Date shall not be  specified  in such offer,  the Proposed
Prepayment Date shall be the 30th day after the date of such offer).

           (iv) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this paragraph 4H by causing a notice of such acceptance to be delivered to the Company at least 5 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this paragraph 4H shall be deemed to constitute an acceptance of such offer by such holder.

           (v) Prepayment. Prepayment of the Notes to be prepaid pursuant to this paragraph 4H shall be at 100% of the principal amount of such Notes, plus the Yield-Maintenance Amount determined for the date of prepayment with respect to such principal amount, together with interest on such Notes accrued to the date of prepayment. On the Business Day preceding the date of prepayment, the Company shall deliver to each holder of Notes being prepaid a statement showing the Yield-Maintenance Amount due in connection with such prepayment and setting forth the details of the computation of such amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in paragraph 4H(vi).

           (vi) Deferral of Obligation to Purchase. The obligation of the Company to prepay Notes pursuant to the offers accepted in accordance with paragraph 4H(iv) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on or before the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of

                 (A) any such deferral of the date of prepayment,

                 (B) the date on which such Change in Control and the prepayment are expected to occur, and

                 (C) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this paragraph 4H in respect of such Change in Control shall be deemed rescinded).

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







           Notwithstanding the foregoing, in the event that any Change in Control does not occur within ninety (90) days of the Proposed Prepayment Date in respect thereof, any holder of Notes may, upon written notice to the Company, rescind its acceptance of an offer made pursuant to this paragraph 4H in respect of such Change in Control.

                 (vii)    Officer's Certificate.  Each offer to prepay the Notes
                          ---------------------
           pursuant to this paragraph 4H shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying:

                            (A) the Proposed Prepayment Date;

                            (B) that such offer is made pursuant to this
                 paragraph 4H;

                            (C) the principal amount of each Note offered to be
                 prepaid;

                            (D) the  last  date  upon  which  the  offer  can be
                 accepted or rejected, and setting forth the consequences of failing to provide an acceptance or rejection, as provided in paragraph 4H(iv);

                            (E) the estimated  Yield-Maintenance Amount, if any,
                 due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation;

                            (F) the interest that would be due on each Note
                 offered to be prepaid, accrued to the Proposed Prepayment Date;

                            (G) that the conditions of this paragraph 4H have
                 been fulfilled; and

                            (H) in  reasonable  detail,  the  nature and date or
                 proposed date of the Change in Control.

                 (viii) The amount of each payment of the principal of the Notes made pursuant to this paragraph 4H shall be applied against and reduce each of the then remaining principal payments due pursuant to paragraph 4A by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

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                  (b)      Leverage Ratio.        A new paragraph 6F is added to
         the Existing Agreement to read as follows:

                           6F. Maximum Leverage Ratio. The Company will not per-
                  mit the Leverage Ratio to be greater than 3.5 to 1 as of the end of any Fiscal Quarter. "Leverage Ratio" at any time means the ratio of the daily average outstanding principal amount of Consolidated Funded Indebtedness for each of the four most recent Fiscal Quarters to the aggregate EBITDA for each of the four most recent Fiscal Quarters. All defined terms in the preceding sentence and all defined terms used in the definitions of such defined terms have the respective meanings ascribed thereto in the New Credit Agreement, all of which are incorporated herein in their entirety.

                  (c) Investments. Paragraph 6B(3)(i) of the Existing Agreement is hereby amended and restated in its entirety as follows:

                           (i) (A) loans or advances to any wholly-owned Subsidiary or to the Company and (B) Permitted Subsidiary Guarantees and Guarantees arising in connection with Synthetic Leases;

                  (d)      New Lending Facilities.         Paragraph 6D of the
         Existing Agreement is hereby amended and restated in its entirety as follows:

                           6D. New Lending  Facilities.  The  Company  covenants
                  that, after the date hereof, it will not enter into any long term or revolving credit facility (a "New Credit Facility") in replacement of the New Credit Agreement, unless the form of the agreement governing any such New Credit Facility and all instruments evidencing any Indebtedness incurred thereunder, are in form and substance satisfactory to the Required Holders. In addition to the restriction contained in the immediately preceding sentence, the Company further covenants that the Company will cause (a) each Subsidiary, if any, which guarantees the Debt of the Company under any New Credit Facility to execute and deliver to Prudential a Subsidiary Guarantee, together with such officers' certificates, good standing certificates and opinions of counsel as the Required Holders may reasonably request, and (b) the lenders thereunder to execute and deliver to Prudential a fully executed Sharing Agreement between Prudential and such lenders.

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                  (e)      Revised Definitions.  The defined terms "Current
         Debt," "Current Liabilities," and "Funded Debt" in paragraph 10B are hereby amended and restated in their entirety as follows:

                           "Current  Debt"  shall  mean,  with  respect  to  any
                  Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof, provided that Indebtedness for money borrowed outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

                           "Current Liabilities" shall mean the aggregate amount
                  carried as current liabilities on the books of the Company and its Subsidiaries, on a consolidated basis and after eliminating all inter-company items, in accordance with generally accepted accounting principles.

                           "Funded  Debt" shall mean with respect to any Person,
                  all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

                  (f)      New Definitions.      The following defined terms are
         added to paragraph 10B of the Existing Agreement in their proper alphabetical order:

                            "Change in  Control"  means (a) the  acquisition  of
                 ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 20% of the aggregate ordinary voting


                                            -16-


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                 power represented by the issued and  outstanding  capital stock of the company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group.

                            "Control"   means  the   possession,   directly   or
                 indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                             "Control Event" means:

                                  (a) the  execution  by  the Company or  any of
                            its Subsidiaries of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control;

                                  (b) the execution of any written agreement
                            which, when fully performed by the parties thereto, would result in a Change in Control; or

                                  (c) the commencement (as defined in Regulation
                           14D of the Securities Exchange Act of 1934) of a tender offer by any Person or group (as such terms are defined in the definition of "Change in Control") to the holders of the Voting Stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

                           "New Credit Agreement" means the Credit Agreement (as
                  in effect on January 21, 2000) to be dated on or about January 21, 2000, among the Company, First Tennessee Bank National Association, as Administrative Agent, and the lenders party thereto.

                  (g) Definition of "Total Priority Debt".The definition of "Total Priority Debt" in paragraph 10B of the Existing Agreement is hereby amended by replacing the last sentence of such definition with the following:

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                           "Notwithstanding the foregoing, "Total Priority Debt"
                           shall not include Contingent Obligations of the Company arising in connection with Synthetic Leases or Permitted Subsidiary Guarantees."

                  (h)      Defined Term "Credit Agreement".    Each reference to
         the defined term "Credit Agreement" in the Existing Agreement is hereby amended to read "New Credit Agreement".

                  (i)      Paragraph 6B(2)(v).       Paragraph 6B(2)(v) of the
         Existing Agreement is hereby amended to read in its entirety as follows:

                           "(v) Guarantees arising in connection with Synthetic Leases and Permitted Subsidiary Guarantees."

                  (j) Incorporation by Reference. Article VI of the New Credit Agreement, other than Section 6.10 thereof, is hereby incorporated by reference into paragraph 6 of the Existing Agreement, together with the definitions of all terms used therein and all other provisions necessary to interpret such Article; provided, however, that, to the extent that the parties to the New Credit Agreement amend, waive or otherwise modify such Article (or such definitions or other provisions), such amendments, waivers or other modifications shall apply to such Article (or such definitions or other provisions) as incorporated into the Existing Agreement, effective as of the date of effectiveness under the New Credit Agreement, without any consent or other action on the part of the holders of the Notes. For the avoidance of doubt,

                           (i) the  foregoing  sentence  shall  apply to any new
                  covenant or other provision which is added to such Article VI, and to any covenant or other provision similar to the covenants and other provisions of such Article VI which is added to any other Article or section of the New Credit Agreement (and, for purposes of this paragraph (j), such covenant or other provision shall be deemed to be part of such
                  Article VI);

                           (ii) the  proviso  to the  foregoing  sentence  shall
                  apply regardless of whether or not a Default or an Event of Default shall exist at the time any such amendment, waiver or other modification shall become effective; and

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                           (iii) if the Required Holders shall declare the Notes
                  to be due and payable as a result of an Event of Default arising from a breach of any covenant or other provision of such Article VI as incorporated into the Existing Agreement prior to the effectiveness of any amendment, waiver or other modification of or to such covenant or other provision, such declaration shall remain in effect regardless of any such subsequent amendment, waiver or other modification.

         If any one or more lenders under the New Credit Agreement receive any fee, equity securities or other compensation or remuneration in consideration of any amendment, waiver or other modification to such
         Article VI, Prudential shall simultaneously receive such fee, equity securities or other compensation or remuneration in an amount which is proportional to the outstanding amount of the Notes relative to the aggregate commitments of such lenders under the New Credit Agreement.

         2. Waivers Relating to Current Ratio. Any Default or Event of Default arising from the Company's failure to comply with paragraph 6A(1) of the Existing Agreement at any time from July 1, 1999 to and including the date this Amendment shall become effective is hereby waived. In addition, the Company's obligation to comply with paragraph 6A(1) of the Existing Agreement at any time on or after the date this Amendment shall become effective to and including March 30, 2001 is hereby waived. For the avoidance of doubt, paragraph 6A(1) of the Existing Agreement shall become effective March 31, 2001.

          3.       Consent Regarding Subordination Agreement and
Subsidiary Guarantees.

                  (a) Subsidiary Guarantees. Pursuant to Amendment No. 1, Big O and TBC International, Inc. ("International") (among others) entered into a Continuing Guaranty, dated September 20, 1996 (the "Old Guaranty"). In connection with the execution hereof, Big O, International and certain other Subsidiaries are entering into separate Guaranties (the "New Guaranties"), dated on or about January 21, 1999, pursuant to which they are guaranteeing the obligations of the Company under the Notes, the Agreement and the New Credit Agreement. Prudential acknowledges and agrees that the New Guarantees amend, restate and replace the Old Guaranty with respect to Big O and International.

                  (b) Subordination  Agreement.  The last  sentence of paragraph
         6B(3)  of   the   Existing   Agreement   prohibits  Subsidiaries   from


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          making  loans  or  advances  to  the  Company  except  pursuant  to  a subordination  agreement  in form and  substance  satisfactory  to the
          Required   Holders.   Section  2.1  of  Amendment  No.  1  sets  forth
          Prudential's consent to a form of subordination agreement attached as Exhibit A to Amendment No. 1 with respect to certain receivables owed by the Company to its Subsidiaries. Section 4 of the New Guaranties contains, among other things, subordination arrangements with respect to indebtedness of the Company owing to the Subsidiaries that are parties to the New Guaranties. Prudential hereby acknowledges and agrees that the subordination arrangements in such Section 4 amend, restate and replace such subordination agreement and are in form and substance satisfactory to it for purposes of such paragraph 6B(3).

           4.      Conditions to Effectiveness.      This Amendment shall become
effective upon satisfaction of the following conditions:

                  (a)      Opinion.    Prudential shall have received an opinion
         of Thompson Hine & Flory LLP, counsel for the Company, dated the date hereof, regarding:

                           (i) the due incorporation and valid existence of the Company and each of TBC International, Inc., Big O Tires, Inc., and Carroll's, Inc. (collectively, the "Specified Subsidiaries");

                           (ii) the corporate power and authority of the Company to execute this Amendment and of each of the Specified Subsidiaries to execute the Subsidiary Guarantee to be executed by it;

                           (iii) the taking of all necessary corporate action by
                  the Company and each Specified Subsidiary to authorize the execution and delivery of this Agreement, in the case of the Company, and the Subsidiary Guarantee to be executed by it, in the case of each Specified Subsidiary;

                           (iv) the  absence of any  conflicts  between (A) this
                  Amendment, the Agreement and the Subsidiary Guarantees and (B) the New Credit Agreement or any other agreement known to such firm for money borrowed to which the Company or any Specified Subsidiary is a party, or any guarantee known to such firm issued to the lenders under the New Credit Agreement or any such other agreement; and

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                           (v)   the  absence of any  requirement to obtain  any
                  approval of, or to make any filing with, any governmental authority in connection with the execution, delivery and performance of this Amendment and the Subsidiary Guarantees.

                  (b)      Subsidiary Guarantees.          Prudential shall have
         received Subsidiary Guarantees executed by each of the Specified Subsidiaries, Big O Retail Enterprises, Inc., Big O Development, Inc., and Big O Tire of Idaho, Inc.

                  (c) Sharing Agreement. All lending institutions party to the New Credit Agreement shall have executed and delivered (in each capacity in which it is a party to the New Credit Agreement) an amended and restated sharing agreement in the form of Exhibit A hereto.

                  (d) New Credit Agreement. The New Credit Agreement, in the form previously certified by the Company to Prudential, shall have been executed and delivered by all parties thereto.

                  (e)      Counsel  Fees.   The  Company  shall  have  paid  the
         fees  and  expenses  of  Bingham   Dana  LLP  in  connection  with  the
         preparation, negotiation, execution and delivery of this Amendment.

         5. Company Representations. The Company represents and warrants to Prudential that each of its representations and warranties in the New Credit Agreement is true and correct as of the date hereof. In addition, the Company represents and warrants that no Default or Event of Default exists immediately prior to the effectiveness hereof (except as indicated in Section 2 hereof) or will exist immediately after giving effect hereto.

         6.       Governing Law.   This Amendment shall be construed and
enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York.

         7.       Effect of Amendment.   On and after the effective date of this
Amendment, each reference in the Agreement to "this Agreement,"
"hereunder," "hereof," or words of like import, and each reference in the Notes to "the Agreement," "thereunder," "thereof," or words of like import, shall mean the Existing Agreement as amended by this Amendment. Except as


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expressly  provided   herein,  the  Existing  Agreement  shall  remain  in  full force and effect and is in all respects ratified and confirmed. This Amendment shall not operate as a waiver of any Prudential's rights, powers or remedies, nor constitute a waiver of any provision of the Agreement.

         8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the date and year first above written.

                                            TBC CORPORATION

                                            /s/ Ronald E. McCollough
                                            ------------------------
                                            Name:  Ronald E. McCollough
                                            Title:   Executive Vice President,
                                                     Chief Financial Officer and
                                                     Treasurer

                                            THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA

                                            /s/ Billy B. Greer
                                            ------------------
                                            Name:  Billy B. Greer
                                            Title:   Vice President















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                                SHARING AGREEMENT
                                -----------------

         This SHARING AGREEMENT, dated as of January 21, 2000 (this "Agreement"), is entered into by and between First Tennessee Bank National Association, as Administrative Agent, and the other lenders that are parties to the Credit Agreement referred to below (herein sometimes called, collectively, the "Banks" and individually a "Bank"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Prudential" or the "Noteholder"; the Banks and the Noteholder being herein sometimes collectively called the "Lenders" and individually called a "Lender"),

                              W I T N E S S E T H:

         WHEREAS, TBC CORPORATION, a Delaware corporation (the "Company"), and the Banks have entered into a certain Credit Agreement, dated as of January 21, 2000 (as amended from time to time, being herein referred to as the "Credit Agreement"), pursuant to which, among other things, the Banks agreed to make certain loans to the Company;

         WHEREAS, the Company and Prudential entered into a certain Note Purchase and Private Shelf Agreement dated as of July 10, 1995, as amended by Amendment No. 1 dated as of September 20, 1996, as further amended by Letter Amendment No. 2 dated October 28, 1998, and as further amended by Amendment No. 3 dated as of January 21, 2000 (as amended from time to time, being herein referred to as the "Note Agreement"), pursuant to which the Company issued and Prudential purchased the Company's (a) 7.55% Series A Senior Notes due July 10, 2003 (the "Series A Notes"), (b) 7.87% Series B Senior Notes due July 10, 2005 (the "Series B Notes"), (c) 8.06% Series C Senior Notes due July 10, 2008 (the "Series C Notes") and, from time to time on the terms and conditions set forth in the Note Agreement, (d) the Shelf Notes (as defined in the Note Agreement; the Series A Notes, the Series B Notes, the Series C Notes and the Shelf Notes are collectively referred to herein as the "Senior Notes"; the Credit Agreement, the Note Agreement and the Senior Notes are collectively referred to herein as the "Company Loan Documents");

         WHEREAS, under applicable law and the terms of the Credit Agreement, the Banks are entitled to set-off, appropriate and apply any deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by a Bank to or for the credit or account of the Company, against and on account of liabilities of the Company under the Credit Agreement, pursuant to law and the terms of the Credit Agreement (collectively, the "Set-Off Rights");

        WHEREAS, the obligations of the Company under the Note Agreement and the Senior Notes are intended to be pari passu with obligations of the Company under the Credit Agreement; and

         WHEREAS, the Lenders have agreed to enter into this Agreement so as to evidence the agreement among the Lenders with respect to certain payments that may be received by the Lenders pursuant to Set-Off Rights;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Lenders hereby agree as follows:

         1. If any Lender shall obtain any payment or other recovery pursuant to Set-Off Rights in excess of its Proportionate Share (as defined below) of payments then or thereafter obtained by all Lenders with respect to any Set-Off Rights, such Lender shall purchase from the other Lenders such participation(s) in the indebtedness of the Company held by such other Lenders pursuant to the Company Loan Documents as shall be necessary to cause such purchasing Lender to share such payment or other recovery ratably, based on Proportionate Shares, with such selling Lenders; provided, however, that if all or any portion of such payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded, and each selling Lender shall repay to the purchasing Lender the purchase price, to the ratable extent of such recovery in proportion to the amount received by such selling Lender, together with an amount equal to such selling Lender's ratable share (according to the proportion of (x) the amount of such selling Lender's required repayment to the purchasing Lender to (y) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

         The term "Proportionate Share", as used herein, shall mean at any time for each Lender a fraction (a) the numerator of which is the aggregate principal amount of the indebtedness of the Company held by such Lender at such time pursuant to the Company Loan Documents and (b) the denominator of which is the aggregate principal amount of the indebtedness of the Company held by all Lenders at such time pursuant to the Company Loan Documents.

         2. The Company, by signing a copy of this Agreement, agrees that each Lender so purchasing a participation from another Lender pursuant to Section 1 hereof may, to the fullest extent permitted by law, exercise all its rights of payment (including rights of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

         3. If under any applicable bankruptcy, insolvency or other similar law, any Lender possesses a secured claim, or receives a secured claim in lieu of a setoff to which Section 1 or 2 hereof applies, such Lender shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the other Lenders in accordance with Section 1 hereof.

         4. This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable agreement, and shall remain in full force and effect until all obligations of the Company to the Lenders shall have been satisfied in full and all obligations of all Lenders to the other Lenders hereunder shall have been satisfied in full. Each Leader agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the obligations of the Company is rescinded or must otherwise be restored by any Lender, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, as though such payment had not been made.

         5. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Lenders, each of their respective successors, transferees and assigns and each person or entity that purchases a participation in the indebtedness of the Company held by a Lender. Without limiting the generality of the foregoing sentence, any Lender may assign or otherwise transfer (in whole or in part) to any other person or entity the obligations of the Company to such Lender under any of the Company Loan Documents, and such other person or entity shall thereupon become vested with all rights and benefits, and become subject to all the obligations, in respect thereof granted to or imposed upon such Lender under this Agreement.

         6. None of the provisions of this Agreement shall inure to the benefit of the Company or, except as provided in Section 5 hereof, any other person other than the Lenders; consequently, the Company and any and all other persons shall not be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the provisions of this Agreement or the failure of any Lender to comply with such provisions.

         7. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by any Leader herefrom, shall in any event be effective unless the same shall be in writing and signed by all the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         8. All notices and other communications provided to any Lender under this Agreement shall be in writing or by facsimile and addressed, delivered or transmitted to such Lender at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such Lender in a notice to the other Lenders. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted if actually received, and the burden of proving receipt shall be on the transmitting Lender.

         9. No failure or delay on the part of any Lender in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         10. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         12. This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         13. The parties hereto that were parties to the Sharing Agreement (the "Original Sharing Agreement"), dated as of September 20, 1996, relating to certain obligations of the Company, acknowledge and agree that this Agreement shall be deemed to amend, restate and replace the Original Sharing Agreement as to them.

                      [Signatures appear on the next page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their duly authorized officers.

                                            FIRST TENNESSEE BANK

                                            NATIONAL ASSOCIATION, individually
                                            and as Administrative Agent

                                            By:
                                                  Name:  Timothy J. Miller
                                                  Title:  Vice President

                                            Address:
                                            165 Madison Avenue
                                            Memphis, Tennessee  38103
                                            Attention:  Timothy J. Miller
                                            Vice President
                                            (901) 523-4108 phone
                                            (901) 523-4267 fax

                                            THE CHASE MANHATTAN BANK
                                            By:
                                                  Name:  Benedict A. Smith
                                                  Title:  Vice President

                                            Address:
                                            One Chase Square, 9th Floor
                                            Rochester, New York 14643
                                            Attention:  Benedict A. Smith

                                            (716) 258-5669 phone
                                            (716) 258-4258 fax

                    [Signatures continued on the next page.]

                                            FIRST UNION NATIONAL BANK
                                            By:
                                                     Name:  Kathleen L. Nelson
                                                     Title:  Vice President

                                            Address:
                                            150 Fourth Avenue North, Suite 200
                                            Nashville, Tennessee 37219
                                            Attention:  Kathleen L. Nelson

                                            (615) 251-9212 phone
                                            (615) 251-0894 fax

                                            SUNTRUST BANK, NASHVILLE, N.A.
                                            By:
                                                     Name:  Renee D. Drake
                                                     Title:  Vice President

                                            Address:
                                            6410 Poplar Avenue, Suite 320
                                            Memphis, Tennessee  38119
                                            Attention:  Renee Drake
                                            Vice President
                                            (901) 762-9868 phone
                                            (901) 766-7565 fax

                                            THE PRUDENTIAL INSURANCE
                                            COMPANY OF AMERICA
                                            By:
                                                     Name:  Billy B. Greer
                                                     Title:  Vice President

                                            Address:
                                            c/o Prudential Capital Group
                                            Two Ravinia Drive, Suite 1400
                                            Atlanta, GA  30346
                                            Attention:  Managing Director
                                            (770) 395-8424 phone
                                            (770) 395-8421 fax

                              CONSENT AND AGREEMENT
                              ---------------------

         Each of the undersigned hereby consents to the provisions of the foregoing Agreement and the transactions contemplated thereby and specifically agrees to the provisions of Sections 1 and 2 of the Agreement (including the provisions regarding the right of setoff). Each of the undersigned agrees to notify each Lender promptly of any payment to, or setoff or obtaining of a secured claim by, the other Lenders contemplated by the foregoing Agreement.

         Dated:  January 21, 2000

                                  TBC CORPORATION
                                  By:
                                           Ronald E. McCollough,
                                           Executive Vice President, Chief
                                           Financial Officer and Treasurer

                                  BIG O TIRES, INC.
                                  By:
                                           Ronald E. McCollough,
                                           Executive Vice President

                                  TBC INTERNATIONAL, INC.

                                  By:

                                           Ronald E. McCollough,
                                           Executive Vice President

                                  CARROLL'S, INC.
                                  By:
                                           Ronald E. McCollough,
                                           Executive Vice President

                                  BIG O RETAIL ENTERPRISES, INC.
                                  By:
                                           Ronald E. McCollough,
                                           Executive Vice President


                                  BIG O DEVELOPMENT, INC.


                                  By:
                                           Ronald E. McCollough,
                                           Executive Vice President

                                  BIG O TIRE OF IDAHO, INC.
                                  By:
                                           Ronald E. McCollough,
                                           Executive Vice President